OPTION TO PURCHASE AGREEMENT



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]




                          OPTION TO PURCHASE AGREEMENT

                                     Between

                              GREAT BASIN GOLD LTD


                                       And


                   SOUTHGOLD EXPLORATION (PROPRIETARY) LIMITED

                                       And


                     AREQUIPA HOLDINGS (PROPRIETARY) LIMITED


                    EXPLORATION TARGETS (PROPRIETARY) LIMITED


                    JOHN CRUISE MINING (PROPRIETARY) LIMITED


                    PANGEA EXPLORATION (PROPRIETARY) LIMITED


                   RIETBULT EXPLORATION (PROPRIETARY) LIMITED


              SOVEREIGN INDIVIDUAL PORTFOLIOS (PROPRIETARY) LIMITED

                                    CONTENTS


 1   INTERPRETATION                                                         4

 2   RECORDAL                                                              11

 3   CONDITIONS PRECEDENT                                                  11

 4   OPTION                                                                13

 5   CONSIDERATION                                                         13

 6   ADDITIONAL CONSIDERATION                                              16

 7   PAYMENT                                                               18

 8   EXERCISE OF OPTIONS                                                   18

 9   FUNDING OF THE BURNSTONE GOLD PROJECT                                 19

10   INITIAL EXPLORATION PROGRAMME AND BANKABLE FEASIBILITY STUDY BUDGET   19

11   MANAGEMENT OF THE BURNSTONE GOLD PROJECT                              20

12   WARRANTIES                                                            21

13   INDEMNITIES                                                           21

14   ACCOUNTS                                                              23

15   SALE RESTRICTIONS ON THE SOUTHGOLD SHAREHOLDERS                       24

16   VOTING OF GBG SHARES AND APPOINTMENT OF DIRECTORS                     25

17   OBLIGATIONS OF THE SOUTHGOLD SHAREHOLDERS                             26

18   PUMA                                                                  27

19   CONFIDENTIALITY                                                       30

20   BREACH                                                                31

21   CESSION AND ASSIGNMENT                                                31

22   DOMICILIUM AND NOTICES                                                32

23   APPLICABLE LAW                                                        33

24   GENERAL                                                               33

25   COSTS                                                                 34

26   COUNTERPARTS                                                          35

                                    SCHEDULES


SCHEDULE 1    EYESIZWE AGREEMENT

SCHEDULE 2    WARRANT AGREEMENT

SCHEDULE 3    LIST OF OPTIONS

SCHEDULE 4A   LIST OF PROPERTIES

SCHEDULE 4B   MAP OF PROPERTIES

SCHEDULE 5    GBG WARRANTIES

SCHEDULE 6A   SOUTHGOLD WARRANTIES

SCHEDULE 6B   SOUTHGOLD SHAREHOLDERS' WARRANTIES

SCHEDULE 7    INITIAL PROGRAMME AND BUDGET

SCHEDULE 8    MANAGEMENT AGREEMENT

SCHEDULE 9    THE PUMA OPTIONS

SCHEDULE 10   WARRANTIES OF THE PUMA SHAREHOLDERS

1.    INTERPRETATION


      In this agreement -

1.1 clause headings are for convenience purposes only and shall not be used in its interpretation;

1.2   unless the context clearly indicates a contrary intention -

1.2.1 an expression which denotes any gender includes the other genders, a natural person includes an artificial person and vice versa and the singular includes the plural and vice versa;

1.2.2 where any term is defined within a particular clause, other than the interpretation clause, that term shall bear the meaning ascribed to it in that clause wherever it is used in this agreement;

1.2.3 the following expressions shall bear the following meanings and related expressions shall bear corresponding meanings -

1.2.3.1 "Accounts" means the GBG Accounts and/or the Southgold January 2004 Accounts and/or the Southgold Audited Accounts, depending upon the context;

1.2.3.2        "Arequipa"  means  Arequipa   Holdings   (Proprietary)   Limited,
               Registration Number 1997/022371/07, a company incorporated in the RSA;

1.2.3.3 "Bankable Feasibility Study" means a study of the feasibility of developing and operating one or more mines on the Properties, including an analysis of economic, geological, engineering, environmental, regulatory and other considerations, and containing the level of detail and content consistent and in accordance with internationally accepted standards in the mining industry, and in particular, North American Regulatory Standards, National Policy 43-101, for a feasibility study presented to financial institutions for the purpose of seeking and obtaining financing for the development of a mine (with all estimates developed to an accuracy of plus or minus 10%);

1.2.3.4 "Burnstone Gold Project" means the project undertaken by Southgold in terms of which, inter alia, Southgold has prospected and conducted exploration activities and if warranted, will conduct additional exploration, including drilling, and engineering and feasibility studies to determine the economic and technical feasibility of mining and extracting gold and associated minerals from the Properties;

1.2.3.5 "Closing Date" means the date upon which the last of the Conditions are fulfilled;

1.2.3.6        "Conditions" means the conditions precedent referred to in 3;

1.2.3.7 "Development Commitment Date" means the date of commencement of the Burnstone Gold Project in accordance with the scope and timing contemplated therefor in the Bankable Feasibility Study, as evidenced, inter alia, by the earlier of:

1.2.3.7.1           the placing of irrevocable orders for equipment or services;
                    and

1.2.3.7.2           the first draw down of loan or equity finance;

                    all as contemplated in the Bankable Feasibility Study;

1.2.3.8        "Exploration  Targets" means  Exploration  Targets  (Proprietary)
               Limited,   Registration   Number   1984/005367/07,    a   company
               incorporated in the RSA;

1.2.3.9 "Eyesizwe" means Tranter Investments (Proprietary) Limited, Registration Number 2001/028420/07, a company incorporated in the RSA, to be renamed "Eyesizwe Gold (Proprietary) Limited" or such other name as the RSA Registrar of Companies may permit, which will act as Southgold's Black Economic Empowerment Partner and which will acquire a 20% participation right in the Burnstone Gold Project and may increase its participation in certain circumstances substantially on the terms and conditions of the draft agreement annexed hereto as Schedule 1 (and failing Eyesizwe, any other qualifying Black Economic Empowerment Partner for Southgold agreed upon by GBG, the Southgold Shareholders and Southgold);

1.2.3.10 "GBG" means Great Basin Gold Ltd, a public company incorporated under the Company Act in British Columbia, listed on the Canadian TSX Venture Exchange and quoted on the OTC Bulletin Board in the United States of America;

1.2.3.11 "GBG Accounts" means the audited financial statements of GBG for the year which ended on 31 December 2002 to be provided by GBG to Southgold and the Southgold Shareholders immediately they become available;

1.2.3.12 "GBG Share Purchase Warrants" means warrants issued by GBG to the Southgold Shareholders in terms of 5.3.3 and 5.4.2 giving the
               Southgold Shareholders the right to subscribe for common shares in GBG on terms and conditions set out in the Warrant Agreement annexed hereto as Schedule 2, subject inter alia to the following:

1.2.3.12.1 the warrants shall confer on the Southgold Shareholders the right to subscribe for the number of GBG shares referred to therein at the lowest possible exercise price attainable by GBG, but the maximum exercise price of the warrants will not exceed:

1.2.3.12.1.1 the closing price at which GBG common shares trade on the TSX Venture Exchange on the day before the date on which GBG makes an announcement in respect of the transaction contemplated in this agreement, if the announcement is made during the time when the TSX Venture Exchange is open for trade; or

1.2.3.12.1.2 the closing price at which GBG common shares trade on the TSX Venture Exchange on the day on which the announcement is made, if the announcement is made after trading hours, as the case may be;


                         which announcement shall be made on a date determined by GBG in consultation with the TSX Venture Exchange not later than seven days after the Signature Date;

1.2.3.12.2 the warrants shall be exercised within 12 months of the date on which they are issued, provided that if:

1.2.3.12.2.1 at any time following the expiry of the four-month hold or selling restriction period prescribed by the TSX Venture Exchange, the 20-day weighted average per share published closing trade price of GBG common shares on the TSX Venture Exchange is greater than or equal to 200% of the exercise price of the warrants ("the market price threshold"), GBG will give the Southgold Shareholders notice that the warrants will expire 45 days following the date of such notice if not exercised, during which period the Southgold Shareholders shall be entitled to exercise the warrants; or

1.2.3.12.2.2 on the date the warrants are issued to the Southgold Shareholders the market price for GBG common shares exceeds the market price threshold, the Southgold Shareholders shall be entitled to exercise the warrants within 45 days of the date of issue of the warrants;

1.2.3.12.3 the warrants shall be drawn in favour of the Southgold Shareholders in the Southgold Shareholders' Proportions;

1.2.3.13 "GFL" means GFL Mining Services Limited, Registration Number 1997/019961/06, a company incorporated in the RSA;

1.2.3.14 "GFL-Randex Mineral Rights" means the mineral rights owned by GFL (in respect of which Randex has a participation right of 25%) in respect of which GFL and Randex have granted Southgold an irrevocable option in terms of the Prospecting Agreement;

1.2.3.15 "Ivanhoe Project" means the project undertaken by GBG in terms of which, inter alia, GBG intends to prospect for and if warranted, mine and extract gold in the North Western Extension of the Carlin Trend in the Ivanhoe Mining District of Elko County, Nevada, USA;

1.2.3.16 "John Cruise" means John Cruise Mining (Proprietary) Limited, Registration Number 1970/003038/07, a company incorporated in the RSA;

1.2.3.17 "Options" means the agreements listed in Schedule 3 and the Prospecting Agreement;

1.2.3.18       "Pangea"   means  Pangea   Exploration   (Proprietary)   Limited,
               Registration Number 1985/001496/07, a company incorporated in the RSA;

1.2.3.19 "Prime Rate" means the prime bank overdraft rate calculated daily and compounded monthly in arrears as charged by FNB Limited (a registered RSA commercial bank), on overdraft to its first class corporate customers in the private sector in the RSA from time to time as certified by a manager of that bank whose authority shall not be necessary to prove;

1.2.3.20 "Properties" means the immovable properties upon which the mineral rights to which the Options relate are situated, such properties being listed in Schedule 4A hereto and which are described on the map annexed hereto as Schedule 4B;

1.2.3.21 "Prospecting Agreement" means the agreement entered into between GFL, Randex and Southgold on 17 October 2000, whereby, inter alia, GFL and Randex granted Southgold the right to acquire the GFL-Randex Mineral Rights;

1.2.3.22 "Randex" means Randex Limited, Registration Number 1905/06778/06, a company incorporated in the RSA;

1.2.3.23       "Rietbult  Exploration" means Rietbult Exploration  (Proprietary)
               Limited,   Registration   Number   1998/014685/07,    a   company
               incorporated in the RSA;

1.2.3.24       "RSA" means the Republic of South Africa;

1.2.3.25 "$" means US dollars, the currency of the United States of America;

1.2.3.26 "Shares" means ordinary par value shares of ZAR1,00 each in the share capital of Southgold;

1.2.3.27 "Signature Date" means the date upon which the party who signs this agreement last signs the agreement;

1.2.3.28 "Southgold" means Southgold Exploration (Proprietary) Limited, Registration Number 2000/016129/07, private company incorporated in the RSA;

1.2.3.29 "Southgold Audited Accounts" means the audited accounts of Southgold for the financial year ended 28 February 2003 to be provided by Southgold to GBG immediately they become available;

1.2.3.30 "Southgold January 2004 Accounts" means the unaudited financial statements of Southgold for the period commencing on 1 March 2003 and terminating on 31 January 2004 to be provided by Southgold to GBG immediately they become available, provided that should there be a delay in the registration of transfer of the GFL-Randex Mineral Rights as contemplated in 4.2, the date of such accounts shall be the month end first following the date upon which such registration of transfer takes place;

1.2.3.31       "Southgold  Shareholders"  means Arequipa,  Exploration  Targets,
               John  Cruise,   Pangea,   Rietbult   Exploration   and  Sovereign
               Portfolios and each of their successors-in-title;

1.2.3.32       "Southgold Shareholders' Proportions" means:

1.2.3.32.1          Arequipa, 19,1%;

1.2.3.32.2          Exploration Targets, 19,1%;

1.2.3.32.3          John Cruise, 10,6%;

1.2.3.32.4          Pangea, 39,4%;

1.2.3.32.5          Rietbult Exploration, 7,6%; and

1.2.3.32.6          Sovereign Portfolios, 4,2%;

1.2.3.33 "Sovereign Portfolios" means Sovereign Individual Portfolios (Proprietary) Limited, Registration Number 1999/000464/07, a company incorporated in the RSA; 1.2.3.34 "ZAR" means RSA Rands, the currency of the RSA;

1.3 the terms "holding company" and "subsidiary" shall bear the meaning assigned to them in the RSA Companies Act, 61 of 1973, as amended;

1.4 should any provision in a definition be a substantive provision conferring rights or imposing obligations on any party, then effect shall be given to that provision as if it were a substantive provision in the body of this agreement;

1.5 any reference to an enactment, regulation, rule or by-law is to that enactment, regulation, rule or by-law as at the signature date, and as amended or replaced from time to time;

1.6 when any number of days is prescribed, such number shall exclude the first and include the last day, unless the last day falls on a Saturday, Sunday or public holiday in the RSA and/or Canada, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday in the RSA and/or Canada;

1.7 any schedule or annexure to this agreement shall form part of this agreement;

1.8 the use of the word "including" followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s;

1.9 the expiration or termination of this agreement shall not affect those provisions of this agreement which expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding the fact that the clauses themselves do not expressly provide this;

1.10 in its interpretation, the contra proferentem rule of construction shall not apply (this agreement being the product of negotiations between the parties) nor shall this agreement be construed in favour of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this agreement;

1.11 recordals shall be binding on the parties and are not merely for information purposes; and

1.12 where in this agreement any payment to be made is expressed in $ the payment shall be made in an equivalent amount as at the due date for payment in ZAR, converted at the average of the buy and sell rates quoted for equivalent amounts by the Sandton Branch of the Standard Bank of South Africa Limited.

2.    RECORDAL

2.1   Southgold is the holder of the Options.

2.2   Southgold  is  exploring  the   Properties  and  evaluating  the  economic
      feasibility of the Burnstone Gold Project.

2.3 This agreement sets out the terms and conditions upon which the Southgold Shareholders have granted to GBG the right to acquire from them their Shares in Southgold in two tranches, upon the exercise of which right GBG will become the owner of the entire issued share capital of Southgold and will result in the capital necessary to explore the Properties, evaluate the economic and technical feasibility of the Burnstone Gold Project and if warranted, develop the Burnstone Gold Project, becoming available.

3.    CONDITIONS PRECEDENT

3.1 The payments referred to in 5.1 and all other provisions of this agreement (except the exercise of the rights referred to in 4 and those provisions which take effect on or after the exercise of the rights referred to in 4) are subject to fulfilment of the following Conditions:

3.1.1 the board of directors of Southgold authorise Southgold to enter into this agreement by not later than 7 November 2002; and

3.1.2 the board of directors of GBG authorise GBG to enter into this agreement by not later than 7 November 2002; and

3.1.3 a legal opinion being obtained by Southgold from Deneys Reitz, at Southgold's expense, that this agreement and the transactions contemplated herein are in compliance with the laws of the RSA and in compliance with the terms and conditions of the Options and that Southgold is the owner of the Options by not later than 7 November 2002.

3.2 The exercise of the rights referred to in referred to in 4 and those provisions of the agreement which take effect on or after the exercise of the rights referred to in 4 are subject to fulfilment of the following
      Conditions:

3.2.1 independent legal opinion being obtained by GBG, at GBG's expense, that this agreement and the transactions contemplated herein are in compliance with the laws of Canada by not later than 7 November 2002; and

3.2.2 the TSX Venture Exchange and the Exchange Control Department of the South African Reserve Bank approve the transaction contemplated in this agreement by not later than 28 February 2003.

3.3   The Condition/s in:

3.3.1     3.1.1 has been expressed for the benefit of Southgold;

3.3.2 3.2.1 has been expressed for the benefit of the Southgold Shareholders and Southgold;

3.3.3     3.1.2 and 3.1.3 have been expressed for the benefit of GBG;

3.3.4     3.2.2 has been expressed for the benefit of all the parties.

3.4 The party or parties in whose favour a Condition has been expressed may prior to the date for fulfilment of the Condition by written notice to the other parties waive the Condition or by written agreement with the other parties, extend the date for fulfilment thereof.

3.5 Each of the parties shall use their best efforts to procure the fulfilment of the Conditions.

3.6 If this agreement (or any provisions thereof) becomes ineffective because of a failure of the Conditions (save in respect of the consequences of those provisions of this agreement that come into force notwithstanding such failure) the parties shall be restored as far as possible to the position they would have been in had this agreement not been entered into.

3.7 No party shall have any claim against any other party as a result of the failure of the Conditions, except for damages, if any, resulting from a breach of 3.5.

4.    OPTION

      Subject to fulfilment or waiver of the Conditions, with effect from the Signature Date the Southgold Shareholders hereby irrevocably grant to GBG the right to acquire from them in the Southgold Shareholders' Proportions the entire issued share capital of Southgold, being 2 310 Shares, in two tranches:

4.1 1 132 Shares, constituting 49 % of Southgold's entire issued share capital, to be acquired by not later than 30 April 2003, failing which the right shall lapse and be of no further force or effect; and

4.2 1 178 Shares, constituting 51 % of Southgold's entire issued share capital, to be acquired on or after the later of 31 October 2003 or 15 days after registration of transfer of the GFL-Randex Mineral Rights from GFL to Southgold but (subject to 5.5) not later than 31 January 2004, failing which the right shall lapse and be of no further force or effect provided, however, that the date of 31 January 2004 shall be extended only if registration has not been effected by 31 January 2004, until such transfer is effected;

      the right in 4.2 only being exercisable if GBG has exercised the right referred to in 4.1.

5.    CONSIDERATION

5.1   Subject to  fulfilment or waiver of the  Conditions  referred to in 3.1.1,
      3.1.2 and 3.1.3, within seven days after the Signature Date, GBG shall:

5.1.1 lend and advance to Southgold the sum of ZAR 6 999 090,00, which sum shall be appropriated by Southgold to repay the loan account of Pangea. The loan shall be unsecured, shall not bear interest and shall not be repayable before GBG has exercised the right referred to in 4.2;

5.1.2 deposit with attorneys Paul Botha Inc the difference between $1 250 000,00 and the equivalent in $ of ZAR6 999 090,00, converted into ZAR at the $/ZAR exchange rate prevailing on the date seven days after the Signature Date, being a non-refundable deposit payable by GBG in consideration for the grant of the rights referred to in 4, which deposit shall be transferred by Paul Botha Inc to an interest-bearing account, the interest earned being for the benefit of the Southgold Shareholders in the Southgold Shareholders' Proportions, and which deposit shall thereafter be dealt with as directed by the Southgold Shareholders.

5.2 If the Conditions are fulfilled and GBG exercises the right referred to in 4.1, $1 000 000,00 of the sum referred to in 5.1.2 shall be regarded as an advance on that portion of the cash payment referred to in 5.3.1.

5.3 If GBG exercises the right referred to in 4.1, within seven days after the date upon which the right is exercised, GBG shall:

5.3.1 pay the Southgold Shareholders $3 000 000,00 less the $1 000 000,00 referred to in 5.2; and

5.3.2 issue to the Southgold Shareholders in the Southgold Shareholders' Proportions 10 000 000 common shares in GBG, credited as fully paid up; and

5.3.3 issue to the Southgold Shareholders in the Southgold Shareholders' Proportions 5 000 000 GBG Share Purchase Warrants.

5.4 If GBG exercises the right referred to in 4.2, within seven days after the date upon which the right is exercised, GBG shall issue to the Southgold Shareholders in the Southgold Shareholders' Proportions:

5.4.1    11 000 000 common shares in GBG, credited as fully paid up; and

5.4.2    5 500 000 GBG Share Purchase Warrants.

5.5 If the Bankable Feasibility Study will not be completed by 31 January 2004, at any time prior to 31 January 2004, by written notice to the Southgold Shareholders, GBG may elect to extend the deadline for the exercise of the right referred to in 4.2 until 31 July 2004. In such event, by not later than 31 January 2004, GBG shall issue to the Southgold Shareholders in the Southgold Shareholders' Proportions:

5.5.1     5 500 000 common shares in GBG, credited as fully paid up; and

5.5.2     2 750 000 GBG Share Purchase Warrants;

          to be credited as an advance in respect of the issue of the GBG common shares and GBG Share Purchase Warrants referred to in 5.4, and the balance of the GBG common shares and GBG Warrants referred to in 5.4 shall be issued on 31 July 2004.

5.6 If GBG does not pay the consideration referred to in 5.3 and/or 5.4 in whole or in part:

5.6.1 GBG shall have no further obligations beyond those set forth in 5.1 and 10 to fund the Burnstone Gold Project on shareholders' loan account or on any other basis and GBG shall be indemnified by Southgold against any liabilities incurred by Southgold in respect of the Burnstone Gold Project up to 31 January 2004, providing that GBG shall not bind the credit of Southgold or contract on Southgold's behalf without its prior written consent, and providing further that Southgold shall not be liable for any claims arising from the negligent or intentional acts of GBG, its employees, agents and contractors; and

5.6.2 the Southgold Shareholders shall be entitled to retain all the consideration they have then received from GBG and to purchase from GBG all the Shares held by GBG in Southgold. The purchase price of the Shares shall be $1 000,00 in the aggregate, to be pro rated between the Shares referred to in 4.1 and 4.2. Against payment thereof, GBG shall forthwith transfer the Shares to the Southgold Shareholders in the Southgold Shareholders' Proportions. Furthermore, if GBG has advanced the amount referred to in 5.1.1 to Southgold to finance repayment of the Pangea loan account or has advanced loans to Southgold to fund the initial exploration programme referred to in clause 10, the Burnstone Gold Project and related expenditures, Southgold shall not be obliged to repay such loans, which shall be forfeited by GBG. In such circumstances, GBG shall have no further interest, direct or indirect, in Southgold or in the Burnstone Gold Project and all the right, title and interest in the Burnstone Gold Project shall revert toSouthgold. If any such right, title and interest shall have vested in GBG or any transferee of GBG, GBG shall forthwith upon demand and at GBG's sole cost and for no consideration, execute all documents and do all things reasonably necessary to transfer such rights to Southgold.

5.7 GBG shall pay to the Southgold Shareholders as additional consideration for the acquisition of the Shares referred to in 4.2, an amount equivalent to the net cash in Southgold as at 31 January 2004 as reflected in the Southgold January 2004 Accounts. For purposes of this clause, "net cash" means the sum of the increase in deferred exploration from ZAR5 999 001,00 to the balance as at 31 January 2004 plus Southgold's petty cash holdings, cash deposited by Southgold with third parties as security, cash held by Southgold in its bank accounts, cash generated from sundry receivables and/or any Value-Added Tax refunds owing by the South African Revenue Services, less amounts required to pay Southgold's creditors, less the increase in Shareholder Loan Accounts from ZAR6 999 090,00 to the balance as at 31 January 2004, all as reflected in the Southgold January 2004 Accounts, or as may arise in a subsequent period but which is attributable to the period ending on 31 January 2004.

5.8 Payment of the amount referred to in 5.7 shall be made within 60 days of delivery of the Southgold January 2004 Accounts to GBG.

5.9 If any dispute arises between the parties regarding the amount payable in terms of 5.7, the dispute may be referred by any party to the dispute to Southgold's auditors, acting as experts, not as arbitrators, who shall determine the dispute on an expedited and informal basis and whose determination shall be final and binding on the parties in the absence of manifest error.

6.    ADDITIONAL CONSIDERATION

6.1 If GBG exercises the rights acquired by it from the Southgold Shareholders in terms of 4, the following additional consideration shall be payable for such rights:

6.1.1 GBG will pay the Southgold Shareholders in cash the consideration paid by Eyesizwe to Southgold after the Signature Date for the right to participate in the Burnstone Gold Project (but excluding any contributions paid by Eyesizwe towards the costs of the Burnstone Gold Project after the Development Commitment Date). The consideration to be paid by Eyesizwe on completion of the Bankable Feasibility Study will be not less than ZAR15 000 000,00 or 20% of the net present value of the Burnstone Gold Project determined by applying a discount rate of 9%, the resulting net present value being discounted by 80%, up to a maximum of ZAR22 500 000,00. GBG shall pay to the Southgold Shareholders the amount received from Eyesizwe within seven days after receipt by Southgold of Eyesizwe's payment;

6.1.2 if the Bankable Feasibility Study is completed at a cost of less than $ 7 500 000,00 (including the expenditure of not less than $1 500 000,00 in respect of further exploration of the Burnstone Gold Project contemplated in 10.1), within 14 days of completion of the Bankable Feasibility Study GBG shall issue to the Southgold Shareholders in the Southgold Shareholders' Proportions such number of GBG shares at a notional issue price of $1,00 per GBG share credited as fully paid up for no consideration to the Southgold Shareholders as is equal to the difference between $ 7 500 000,00 and the actual cost of completion of the Bankable Feasibility Study; and

6.1.3     if the Bankable Feasibility Study determines that:

6.1.3.1 the Burnstone Gold Project has total proven, probable and/or indicated cumulative reserves of gold adjusted for mining and geological dilution factors in situ of more than 3 500 000 ounces, for every 500 000 ounces of reserves or part thereof determined by the Bankable Feasibility Study in excess of 3 500 000 ounces, GBG shall issue to the Southgold Shareholders in the Southgold Shareholders' Proportions 500 000 GBG common shares to a maximum of 1 500 000 GBG common shares or a pro rata portion thereof, credited as fully paid up for no consideration to the Southgold Shareholders ; and

6.1.3.2 as at the date of the Bankable Feasibility Study, the full mine and mill operating costs per ounce of gold production of the Burnstone Gold Project are $150,00 or less, GBG shall issue to the Southgold Shareholders in the Southgold Shareholders' Proportions 500 000 GBG common shares, credited as fully paid up.

6.2 If GBG does not pay the consideration contemplated in 5.3 and/or 5.4 in whole or in part and/or has not paid any of the amounts of additional consideration contemplated in this 6 or provided Southgold with any of the funding contemplated in this agreement for purposes of development of the Burnstone Gold Project, GBG shall have no further obligation to do so. If, however, at such time GBG has paid any amounts in respect of the additional consideration contemplated in this 6 or provided any such funding, the Southgold Shareholders and Southgold shall be entitled to retain such amounts, which shall not be repayable to GBG.

7.    PAYMENT

7.1 All monetary loans or payments referred to in 5 and 6 shall be made in cash, free of commission, exchange, deduction or set off, by electronic transfer to the bank account nominated by the relevant payee.

7.2 The Southgold Shareholders hereby nominate attorneys Paul Botha Inc to receive payment or delivery, as the case may be, on their behalf of all cash payments and all securities referred to in 5 (other than the payment referred to in 5.1.1) and 6. Payment to Paul Botha Inc on behalf of the Southgold Shareholders shall be a full and proper discharge of GBG's obligations to pay the said amount to the Southgold Shareholders.

7.3 Interest shall accrue on any amount required to be paid in terms of this agreement but not paid when due calculated at the Prime Rate from the due date until the date upon which payment is made, both dates inclusive.

8.    EXERCISE OF OPTIONS

8.1 Forthwith after the Signature Date the Southgold Shareholders shall sign transfer forms in respect of their Shares, transferring the Shares to GBG, but shall leave the dates blank, and shall deliver the transfer forms and the certificates in respect of their Shares to attorneys Paul Botha Inc, to be held until GBG exercises the rights referred to in 4, whereupon the said transfer forms and share certificates shall be delivered to GBG against issue and delivery of the relevant GBG shares and GBG Warrants to Paul Botha Inc.

8.2 The rights referred to in 4 shall be exercised by written notice to the Southgold Shareholders and upon receipt thereof, against payment of the consideration in accordance with 5, the Southgold Shareholders shall deliver to GBG:

8.2.1 the share certificates in respect of which GBG has exercised the rights referred to in 4.1 or 4.2, as the case may be;

8.2.2 duly completed and signed transfer forms in respect of which GBG has exercised the rights referred to in 4.1 or 4.2, as the case may be, transferring the Shares to GBG;

8.2.3 a certified copy of a resolution of Southgold's board of directors, approving the transfer of the Southgold Shareholders' Shares to GBG;

8.2.4 after the exercise of the right referred to in 4.2, if so requested in writing by GBG, written resignations of the directors, the public officer, secretary and auditors of Southgold and a certified copy of a resolution of Southgold's board of directors, approving the appointment of the directors, the public officer, secretary and auditors appointed by GBG.

8.3 GBG shall pay the stamp duty payable on the transfer of the Shares from the Southgold Shareholders.

9.    FUNDING OF THE BURNSTONE GOLD PROJECT

9.1 The Southgold Shareholders have funded the pre-feasibility stage of the Burnstone Gold Project.

9.2 GBG shall not be entitled to exercise the rights referred to in 4.2 unless it has funded the Bankable Feasibility Study on loan account or provided documentary evidence to the reasonable satisfaction of the Southgold Shareholders of the provision and availability of funds for the payment of those of the costs which have not yet been paid related to the Bankable Feasibility Study, the aggregate costs thereof being estimated at $ 7 500 000,00.

9.3 If Eyesizwe does not succeed in delivering the GFL-Randex Mineral Rights to Southgold, GBG shall not be entitled to exercise the rights referred to in 4.2 (to the extent that they have not been exercised at that time) unless it will fund the cost of exercising the Option in respect of the GFL-Randex Mineral Rights in terms of the Prospecting Agreement or otherwise by whatsoever means acquire the GFL-Randex Mineral Rights.

10.   INITIAL EXPLORATION PROGRAMME AND BANKABLE FEASIBILITY STUDY BUDGET

10.1 During the period from the Signature Date to 30 April 2003, GBG on loan account shall fund not less than $1 500 000,00 in respect of further exploration of the Burnstone Gold Project, including drilling, in accordance with an agreed programme of work to be formulated by Southgold and GBG as set out in Schedule 7.

10.2 GBG and Southgold shall keep each other informed regarding such further exploration activities and shall provide each other with reasonable access to all records and information in regard thereto and shall permit each other to make copies thereof.

10.3 Should GBG not exercise the rights referred to in 4, GBG shall on demand deliver to Southgold all information, records, samples and copies of all processed information in its possession or in the possession of its agents in respect of the further exploration activities referred to in 10.1. Furthermore, in such circumstances, GBG shall not be entitled to recover from Southgold any payment or compensation in respect of such exploration activities, but shall forfeit any such claims against Southgold once and for all, subject to the indemnity set forth in 5.6.1.

10.4 If pursuant to the Burnstone Gold Project Southgold is required to pay any costs or incur expenditure not contemplated in 9 and this 10, GBG will advance loans to Southgold to enable Southgold to pay such costs subject to prior approval by the Management Committee as set forth in Schedule 8.

10.5 Any such loans shall be unsecured, shall not bear interest and shall not be repayable before GBG has exercised the right referred to in 4.2.

10.6 By no later than 31 October 2003 (or such later date as may be determined by the Management Committee) Southgold and GBG shall submit to the Management Committee a proposed Programme and Budget (as contemplated in 3.6 of Schedule 8) to complete the Bankable Feasibility Study.

11.   MANAGEMENT OF THE BURNSTONE GOLD PROJECT

      The Burnstone Gold Project will be managed from the Signature Date until 31 January 2004 or later as contemplated in 4.2 by agreement between GBG, Southgold and Eyesizwe, as parties to the Management Agreement, such Management Agreement to be on the terms set forth in Schedule 8. It is recorded that to the extent that any Activities (defined as such in Schedule 8) are required to be carried out, or are carried out at the discretion of GBG, in the course of the Burnstone Gold Project, these Activities will both until and after the date specified in 4.1 be carried out by GBG for Southgold, as Southgold's agent.

12.   WARRANTIES

12.1  The warranties, representations and undertakings referred to in:

12.1.1 Schedule 5 hereto are made and given by GBG in favour of the Southgold Shareholders; and

12.1.2    Schedule 6A hereto are made and given by  Southgold  in favour of GBG;
          and

12.1.3 Schedule 6B hereto are made and given by the Southgold Shareholders in favour of GBG.

12.2  The warranties are given on the following basis:

12.2.1 each warranty shall prima facie be deemed to be a representation of fact;

12.2.2 each warranty shall be presumed to be material unless the contrary is proved; and

12.2.3 each warranty shall be a separate warranty and in no way limited or restricted by reference to or inference from the terms of any other warranty.

12.3 Save when expressly stated to the contrary, the warranties are valid as at the Signature Date, the Closing Date, the date upon which GBG exercises the rights acquired by it from the Southgold Shareholders in terms of 8 and the periods between those dates.

13.   INDEMNITIES

13.1  Without  prejudice  to any of the  rights  of the  Southgold  Shareholders arising from any of the other provisions of this agreement, GBG indemnifies the Southgold Shareholders and holds it harmless against all loss, liability, damage or expense which the Southgold Shareholders may suffer as a result of or which may be attributable to any breach by GBG of any of the warranties and provisions of 12. Notwithstanding anything else contained in this agreement or elsewhere, GBG shall not in any circumstances be liable for any consequential loss or consequential damage suffered by the Southgold Shareholders.

13.2 the Southgold Shareholders shall be deemed to have suffered a loss equal to the amount of any liabilities or claims against which it is indemnified in terms of 13.1.

13.3 If the Southgold Shareholders become aware of any matter which may give rise to a claim against GBG in terms of any indemnity given in 13.1, notice of the claim and full details of it shall be given by the Southgold Shareholders to GBG as soon as reasonably possible after the Southgold Shareholders become aware of it and, if the claim in question arises out of or is connected with a claim by, or liability to, a third party, the claim shall not be compromised or settled without the consent of GBG.

13.4 GBG shall be entitled, after consulting with the Southgold Shareholders, to avoid, dispute, resist, appeal, compromise or contest any claim by a third party in the name of the Southgold Shareholders and to control any proceedings arising out of the exercise of any of those rights by GBG, provided that GBG:

13.4.1 indemnifies the Southgold Shareholders against all reasonable costs, charges, liabilities and expenses which may be incurred by the Southgold Shareholders for the purposes of or in connection with anything done by GBG in the name of the Southgold Shareholders in accordance with the provisions of this 13.4;

13.4.2 furnishes the Southgold Shareholders with such security for all those costs, charges, liabilities and expenses as the Southgold Shareholders may reasonably require and as and when it may so require.

13.5 the Southgold Shareholders shall not be obliged to incur any such costs, charges, liabilities and expenses unless and until any security required in terms of 13.4.2 has been duly furnished.

13.6 GBG shall make available to the Southgold Shareholders all such information and assistance and sign all such documentation as may reasonably be required by the Southgold Shareholders for the purposes of avoiding, disputing, resisting, appealing, compromising and contesting any such claim or liability.

13.7 The provisions of 13.1 to 13.6 shall apply mutatis mutandis in favour of GBG vis-a-vis the warranties made and given to GBG by:

13.7.1    Southgold in terms of 12.1.2; and

13.7.2    the Southgold Shareholders in terms of 12.1.3.

14.   ACCOUNTS

14.1 GBG shall procure that the GBG Accounts are prepared by GBG and reported upon by GBG's auditors and are signed by the CEO and CFO of GBG on behalf of the Board of Directors of GBG without qualification and on the basis that the GBG Accounts accurately and correctly reflect the affairs, assets and liabilities of GBG.

14.2 The Southgold Audited Accounts shall be prepared and reported upon by Southgold's auditors without qualification and signed on behalf of the Board of Directors of Southgold on the basis that the Southgold Audited Accounts accurately and correctly reflect the affairs, assets and liabilities of Southgold.

14.3 The Southgold January 2004 Accounts shall be prepared by Southgold and signed on behalf of Southgold's board of directors on the basis that they accurately and correctly reflect the affairs, assets and liabilities of Southgold .

14.4  Southgold or GBG, as the case may be, shall procure that the Accounts:

14.4.1    are drawn up on a historical cost basis:

14.4.1.1 in accordance with accounting practice generally accepted in the RSA or in Canada, as the case may be;

14.4.1.2 on the basis of accounting practice consistent with previous financial years;

14.4.1.3 in accordance with the provisions of the RSA Companies Act, 61 of 1973, as amended, or the Company Act in British Columbia, as the case may be; and

14.4.1.4 to fairly reflect the financial position, profits, assets, liabilities (including contingent, unquantified and disputed liabilities) affairs, operations and results of Southgold or GBG, as the case may be, as at the date and for the period to which they relate;

14.4.1.5 so as to ensure that items of revenue or expense properly attributable to the current period ended on the relevant date, shall be brought into account in that period, and shall not affect the reported profits for any preceding or succeeding period;

14.4.2    accurately reflect:

14.4.2.1 the value of the fixed assets of Southgold or GBG, as the case may be, at the difference between the historical cost thereof and depreciation reckoned thereon on the straight line basis previously applied in the depreciation of fixed assets of the types in question;

14.4.2.2       cash on hand;

14.4.2.3 the value attributable to claims against debtors (if applicable) of Southgold or GBG, as the case may be;

14.4.2.4 as liabilities the capital amounts owing in terms of instalment sale agreements and/or financial lease agreements in accordance with generally accepted accounting practice in the RSA or Canada, as the case may be.

14.5 Neither Southgold nor GBG has and will have any liabilities, whether actual or contingent (save for those incurred in the ordinary and regular course of conduct of Southgold or GBG's business, as the case may be), other than as disclosed in the Accounts.

15.   SALE RESTRICTIONS ON THE SOUTHGOLD SHAREHOLDERS

15.1 The Southgold Shareholders shall inform GBG in writing should they wish to dispose of the whole or part of the 10 000 000 GBG common shares obtained by the Southgold Shareholders in terms of 5.3.2 and the price at which it they are willing to dispose of the shares.

15.2 GBG shall use all reasonable commercial efforts to find a buyer for the shares the Southgold Shareholders have indicated they wish to sell in terms of 15.1 (up to a maximum of 6 000 000 of such shares) at a minimum price of $1,00 each on terms and conditions acceptable to the Southgold Shareholders.

15.3 GBG will have the right to require the Southgold Shareholders to sell up to 50% of the GBG shares the Southgold Shareholders have indicated they wish to sell in terms of 15.1 at the highest market price obtainable, but provided the price shall not be less than $1,00 per share.

15.4 The Southgold Shareholders shall pay any brokerage fees payable in respect of the sale of their shares in terms of 15.2 or 15.3. Any other transaction costs relating to such sales will be borne by GBG.

15.5 Should GBG fail to place the shares referred to in 15.2 within 30 days of notification by the Southgold Shareholders in terms of 15.1 and provided that any regulatory hold or selling restriction period in respect of the shares has expired, the Southgold Shareholders shall be entitled to sell the shares without restriction, except those arising from laws of general application.

15.6 Once the Southgold Shareholders have once complied with the procedure outlined in 15.1 and 15.3 in respect the disposal of all or part of the GBG common shares acquired by the Southgold Shareholders in terms of 5.3.2, there shall be no further restrictions in favour of GBG on the Southgold Shareholders' right to deal with any of the GBG common shares acquired by the Southgold Shareholders in terms of this agreement.

16.   VOTING OF GBG SHARES AND APPOINTMENT OF DIRECTORS

16.1 For a period of five years after 30 April 2003 or until they dispose of the GBG common shares acquired in terms of this agreement, whichever is the sooner, the Southgold Shareholders agree to vote any GBG common shares held by them pursuant to this agreement in favour of those items and resolutions for which GBG's Board of Directors has requested or recommended that shareholders vote at any GBG shareholders' meetings.

16.2 For so long as the Southgold Shareholders hold more than 10% of the issued share capital of GBG (or for so long as the Southgold Shareholders have the right to acquire 10% or more of GBG's issued share capital), the Southgold Shareholders shall be entitled to appoint not less than two directors to GBG's Board of Directors and GBG's undertakes to procure such appointment.

17.   OBLIGATIONS OF THE SOUTHGOLD SHAREHOLDERS

17.1 The Southgold Shareholders shall be entitled to charge competitive arm's length or market-related fees for any services they render to Southgold in relation to the Burnstone Gold Project.

17.2 The Southgold Shareholders shall be obliged (which obligation shall arise on the Signature Date) to procure for and on behalf of Southgold:

17.2.1 the registration of the Options as soon as reasonably practicable after the Signature Date, at the cost of the Southgold Shareholders;

17.2.2 addenda to each of the Options (other than the Prospecting Agreement), to record that the registration thereof and the registration of cessions emanating from such contracts pursuant to exercises of the options contained in the Options shall be attended to by Southgold's attorneys and not Webber Wentzel Bowens. In respect of those of the options granted by the Graham Buck Trust, the Clayton Mineral Trust CC, MM Kamffer and LA Collins, the Southgold Shareholders shall use reasonable commercial endeavours to procure forthwith after the Signature Date addenda to record that the purchase price as stated in those Options shall be diminished to the extent that the grantors hold only percentages of the mineral rights;

17.2.3 that the prospecting agreement between Southgold and Mr J. D. H. Le Roux in respect of the Remaining Extent of Portion 5 of the Farm Rustfontein 548 IR be amended so that Mrs Le Roux, Mr Le Roux's spouse, to whom he is married in community of property, becomes a party to the agreement.

17.3 GBG and the Southgold Shareholders undertake that they shall not, directly or indirectly, acquire any mineral or surface rights in respect of the Properties or on properties (so defined by reference to the title deeds) contiguous thereto. Furthermore, if the Southgold Shareholders have already acquired such mineral and/or surface rights, they shall transfer those rights to Southgold when requested to do so for a consideration equal to their out-of-pocket expenses in respect of the acquisition of such rights, as verified by supporting documentation.

17.4 Forthwith after the Signature Date the Southgold Shareholders together or individually shall disclose to GBG in writing details of any surface or mineral rights held by them directly or indirectly in respect of properties contiguous to the Properties and any such rights held or controlled by their shareholders directly or indirectly.

18.   PUMA

18.1 The undertaking referred to in 17.3 shall not apply to the farm Doornhoek 577 IR ("the Doornhoek Property"). Puma Gold (Proprietary) Limited, Registration Number 2002/000030/07 ("Puma") holds prospecting and option contracts over four portions of the Doornhoek Property (being those specified on the Schedule annexed hereto as Schedule 9) ("the Puma Options") which confer upon Puma the right to explore and to acquire the mineral rights specified in the Puma Options. In addition, Puma has applied for prospecting permits pursuant to the Puma Options.

18.2 The Southgold Shareholders other than Pangea ("the Puma Shareholders") hold the entire issued share capital of Puma in the following proportions ("the Puma Shareholders' Proportions"):

18.2.1    Arequipa, 22%;

18.2.2    Exploration Targets, 22%;

18.2.3    John Cruise, 22%;

18.2.4    Rietbult Exploration, 12,5%; and

18.2.5    Sovereign Portfolios, 21,5%.

18.3 Between the Signature Date and the date of completion of the Bankable Feasibility Study, on loan account GBG shall fund:

18.3.1 exploration expenditure on direct exploration (including the costs of a drilling contractor, assay costs and pro rata airborne geophysics expenses only) of the Puma Options in an amount of $100 000,00; or

18.3.2 the drilling of exploration boreholes to a cumulative depth of 1 500 meters on the relevant portions of the Doornhoek Property and the associated assay work;


          (whichever is the greater), in accordance with a programme of work to be agreed upon by GBG and the Puma Shareholders and failing agreement, determined by the Management Committee appointed in terms of the Management Agreement referred to in 11.

18.4 The loan account referred to in 18.3 shall be unsecured, shall not bear interest and shall not be repayable before GBG has exercised the right referred to in 18.5.

18.5 The Puma Shareholders hereby irrevocably grant to GBG (or its nominee) the right to acquire all (but not part) of their shares in and claims on loan account against Puma.

18.6 The right shall be exercisable by written notice delivered to the Puma Shareholders by GBG (or its nominee) during the period from the Signature Date to the date of completion of the Bankable Feasibility Study and if not exercised during such period, shall lapse and be of no further force or effect.

18.7  Forthwith after the Signature Date the Puma Shareholders shall:

18.7.1 sign undated transfer forms in respect of their Puma shares in blank as to the transferee; and

18.7.2 sign written cessions of their claims on loan account against Puma, ceding their claims to GBG (or its nominee);

          and shall deliver the transfer forms, their Puma share certificates and the cessions of their claims on loan account against Puma to attorneys Paul Botha Inc, to be held until GBG (or its nominee) exercises the rights referred to in 18.5, whereupon the said transfer forms, share certificates and cessions shall be delivered to GBG (or its nominee) against payment of the consideration referred to in 18.8.

18.8 In consideration for the Puma shares and claims, GBG (or its nominee) shall pay the Puma Shareholders $2,00 per ounce of the total proven, probable and/or indicated cumulative reserves of gold determined in the Bankable Feasibility Study adjusted for mining and geological dilution factors in situ on or under the relevant portions of the Doornhoek Property referred to in the Puma Options, subject to a the consideration being limited to a maximum sum of $500 000,00.

18.9 If GBG and the Puma Shareholders cannot agree about the quantum of gold reserves in situ on or under the relevant portions of the Doornhoek Property, the dispute shall be referred to an independent expert agreed upon by the parties and failing agreement, chosen by the Chairperson for the time being of the South African Institute of Mining and Metallurgy, for determination, and the expert's determination shall be final and binding on the parties in the absence of manifest error.

18.10 GBG (or its nominee) shall pay the consideration referred to in 18.8 in cash within 30 days of exercise of the right by GBG (or its nominee) or within seven days after the expert has made his determination in terms of 18.9, as the case may be. Payment shall be made to attorneys Paul Botha Inc and such payment shall constitute a valid discharge of the obligation to pay such consideration to the Puma Shareholders.

18.11 GBG (or its nominee) shall pay the stamp duty payable on the transfer of the Puma shares from the Puma Shareholders.

18.12 If GBG cedes and assigns its rights and obligations in terms of this 18 to a nominee, GBG hereby binds itself in favour of the Puma Shareholders jointly and severally as surety and co-principal debtor in solidum with such nominee for the performance of the nominee's obligations hereunder, renouncing the benefits of excusiion, division and cession of action.

18.13 Should GBG not exercise the rights referred to in 18.5, GBG shall on demand deliver to the Puma Shareholders all information, records, samples and copies of all processed information in its possession or in the possession of its agents in respect of the further exploration activities referred to in 18.3. Furthermore, in such circumstances, GBG shall not be entitled to recover from Puma any payment or compensation in respect of such exploration activities, but shall forfeit any such claims against Puma once and for all. The latter undertaking constitutes a stiplatio alteri in favour of Puma which Puma, by its signature hereto, accepts.

18.14 The warranties, representations and undertakings referred to in Schedule 10 hereto are made and given by the Puma Shareholders in favour of GBG on the same basis as the warranties referred to in 12 mutatis mutandis and the Puma Shareholders in the Puma Shareholders' Proportions indemnify GBG in respect of breaches thereof on the terms and conditions of 13 mutatis mutandis.

19.   CONFIDENTIALITY

19.1 Subject to 19.2, each party undertakes to the other that it will treat as confidential the terms of this agreement together with all information whether of a technical nature or otherwise relating in any manner to the business or affairs of the other parties as may be communicated to it hereunder or otherwise in connection with this agreement and will not disclose such information to any person, firm or company (other than to its auditors and other professional advisers) or to the media, and will not use such information other than for the purposes of this agreement, subject always to any prior specific authorisation in writing by the parties concerned to such disclosure or use.

19.2  The provisions of 19.1 shall not apply to any information which -

19.2.1    is in the public domain other than by default of the recipient party;

19.2.2 is obtained by the recipient party from a bona fide third party having the right to disseminate such information;

19.2.3    is or has already been independently generated by the recipient party;

19.2.4 is required to be disclosed by law or the valid order of a court of competent jurisdiction or the request of any governmental or other regulatory authority or agency (in such jurisdictions as may be applicable), in which event the disclosing party shall so notify the other as promptly as practicable (and if possible prior to making any disclosure) and shall use its reasonable endeavours to seek confidential treatment of such information.

19.3 The obligations contained in this 9.3 shall endure beyond the termination of this agreement without limit in time except and until any confidential information enters the public domain otherwise than through default of the recipient party.

19.4 GBG shall be entitled to make announcements in connection with the transactions contemplated in this agreement to its shareholders or in compliance with regulations of the TSX Venture Exchange providing that such announcements shall be approved in advance by Pangea which shall be given a draft copy of the proposed announcement and shall have a reasonable opportunity to comment in the context of the need for timely disclosure of material events as required by the rules and/or regulations of the TSX Venture Exchange or any other applicable regulatory authorities and in default of such timely comment, GBG may proceed with the announcement.

20.   BREACH

20.1 Should a party breach any provision of this agreement and fail to remedy that breach within 30 days of receiving written notice from any other party requiring it to do so, then that party shall be entitled, without prejudice to any other rights that it may have, whether under this agreement or in law, to cancel this agreement without notice or to claim immediate specific performance of all the defaulting party's obligations, whether or not due for performance, in either event without prejudice to the aggrieved party's right to claim damages.

20.2 Notwithstanding the above, no party shall be entitled to cancel this agreement unless the breach is a material breach of a material term that goes to the root of the contract and the remedy by specific performance or payment of damages would not adequately prevent the other party from being prejudiced.

21.   CESSION AND ASSIGNMENT

21.1 With the prior written consent of the Southgold Shareholders, which shall not be unreasonably withheld or delayed, GBG may cede or assign its rights and obligations under this agreement in whole or in part to a direct or indirect subsidiary of GBG, provided, however, that GBG may cede its rights only to transfer of the Shares subject to the option in clause 4 to such a subsidiary without the consent, but merely on notice to, the Southgold Shareholders.

21.2 With the prior written consent of GBG, which shall not be unreasonably withheld or delayed, the Southgold Shareholders may cede or assign their rights and obligations under this agreement in whole or in part to an RSA company or trust established by them for the purpose, it being recorded that the Exchange Control Department of the South African Reserve Bank may require the GBG common shares and GBG Warrants received by the Southgold Shareholders in terms of this agreement to be housed in a special purpose vehicle to ensure that the proceeds thereof are dealt with in accordance with RSA exchange controls.

22.   DOMICILIUM AND NOTICES

22.1 The parties choose domicilium citandi et executandi for all purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purpose arising from this agreement, as follows-

22.2

22.2.1    GREAT BASIN GOLD LTD


                                                     1020-800 West Pender Street
                                                     Vancouver
                                                     British Columbia
                                                     Canada
                                                     VC6C2V6

                    fax                     -        +091 604 684 8092

                    For attention           -        Ron Thiessen


22.2.2    SOUTHGOLD EXPLORATION (PROPRIETARY) LIMITED

                                           Unit C
                                           Central Park Suites
                                           Corner Main Street and Orchard Avenue
                                           Randburg

                    fax                     -        +27 11 886 7020
                    For Attention           -        Rob Still / Patrick Cooke


22.2.3    THE SOUTHGOLD SHAREHOLDERS

                                           C/o Southgold
                                           Unit C
                                           Central Park Suites
                                           Corner Main Street and Orchard Avenue
                                           Randburg

                    fax                     -        +27 11 886 7020
                    For attention           -        Rob Still / Patrick Cooke


22.2.4    THE PUMA SHAREHOLDERS      Science Park
                                            1 Northway
                                            Kelvin
                                            Sandton

                    fax                     -        +27 11 804 4972
                    For attention John Cruise

22.3 Each party shall be entitled from time to time, by written notice to the other/s, to vary its domicilium to any other physical address.

22.4 Any notice given and any payment made by a party to another party which is delivered by hand during the normal business hours of the addressee at the addressee's domicilium shall be rebuttably presumed to have been received by the addressee at the time of delivery.

22.5 Any notice given by a party to another party by fax shall be rebuttably presumed to have been received by the addressee on the date of successful transmission thereof.

22.6 Notwithstanding anything to the contrary in this 21, a written notice or other communication actually received by a party shall be adequate notice to it notwithstanding that the notice was not delivered to its given domicilium.

23.   APPLICABLE LAW

      All matters arising from or in connection with this agreement, its validity, existence or termination shall be determined in accordance with the laws for the time being of the RSA.

24.   GENERAL

24.1 This document constitutes the sole record of the agreement between the parties in relation to its subject matter.

24.2 No party shall be bound by any representation, warranty, promise or the like not recorded in this document.

24.3 No addition to, variation, novation or agreed cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

24.4 No suspension of a right to enforce any term of this agreement and no pactum de non petendo shall be of any force or effect unless in writing and duly signed by or on behalf of the parties.

24.5 No indulgence which a party may grant to another party shall constitute a waiver of any of the rights of the grantor unless in writing signed by both parties.

24.6 All costs, charges and expenses of any nature whatever which may be incurred by a party in enforcing its rights in terms of this agreement, including without limiting the generality of the aforegoing, legal costs on the scale of attorney and own client and collection commission, irrespective of whether any action has been instituted, shall be recoverable on demand from the party against which such rights are successfully enforced and shall be payable on demand.

24.7 The provisions of this agreement shall be binding upon the successors-in-title- and the permitted assigns of the parties. Accordingly, the rights and obligations of each party pursuant to this agreement shall devolve upon and bind its successors-in-title and permitted assigns.

24.8 All provisions in this agreement are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this agreement shall be of full force and effect. The parties declare that it is their intention that this agreement would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.

25.   COSTS

25.1  The Southgold  Shareholders  shall pay Brait Advisory  Services  Limited's
      fees  and  costs  of  and  incidental  to  the  drafting,   execution  and
      implementation of this agreement.

25.2 The parties will pay their own costs in regard to any independent advice sought by them for purposes of the negotiation of this agreement.

26.   COUNTERPARTS

      This agreement may be signed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. A counterpart of this agreement in telefax form shall be conclusive evidence of the original signature and shall be as effective in law as the counterparts in original form showing the original signatures.



Signed at          Vancouver, BC                on        5th November      2002


/s/ Great Basin Gold Ltd.
________________________________________________________
For: GREAT BASIN GOLD LTD
who warrants that he is duly authorised hereto



Signed at         Randburg                      on        4th November      2002


/s/ Southgold Exploration (Proprietary) Limited
________________________________________________________
For: SOUTHGOLD EXPLORATION (PROPRIETARY) LIMITED
who warrants that he is duly authorised hereto



Signed at         Randburg                       on       4th November      2002


/s/ Arequipa Holdings (Proprietary) Limited
________________________________________________________
For: AREQUIPA HOLDINGS (PROPRIETARY) LIMITED
who warrants that he is duly authorised hereto

Signed at         Randburg                        on      4th November      2002


/s/ Exploration Targets (Proprietary) Limited
________________________________________________________
EXPLORATION TARGETS (PROPRIETARY) LIMITED
who warrants that he is duly authorised hereto



Signed at        Randburg                         on      4th November      2002


/s/ John Cruise Mining (Proprietary) Limited
________________________________________________________
JOHN CRUISE MINING (PROPRIETARY) LIMITED
who warrants that he is duly authorised hereto



Signed at        Randburg                         on       4th November     2002


/s/ Pangea Exploration (Proprietary) Limited
________________________________________________________
PANGEA EXPLORATION (PROPRIETARY) LIMITED
who warrants that he is duly authorised hereto



Signed at        Randburg                          on      4th November     2002


/s/ Rietbult Exploration (Proprietary) Limited
________________________________________________________
RIETBULT EXPLORATION (PROPRIETARY) LIMITED
who warrants that he is duly authorised hereto

Signed at        Randburg                          on      4th November     2002


/s/ Sovereign Individual Portfolios (proprietary) Limited
________________________________________________________
SOVEREIGN INDIVIDUAL PORTFOLIOS (PROPRIETARY) LIMITED
who warrants that he is duly authorised hereto

Signed at        Randburg                          on      4th November     2002


/s/ Puma Gold (Proprietary) Limited
________________________________________________________
For: PUMA GOLD (PROPRIETARY) LIMITED

who warrants that he is duly authorised hereto

in acceptance of the benefits granted by GBG in terms of clause 18.13 hereof.